Exhibit 99.2

1 Merger Presentation March 16, 2026

Transaction Summary

Strategic Combination	▪ Combines **#1 and #5** self-storage owners and operators — driving scale, brand, and customer experience ▪ Positions company to outperform as self storage fundamentals improve from cycle lows ▪ PS4.0™ leadership, competitive advantages, and incentives in place to drive growth ▪ Strategically establish a single brand strategy to simplify customer experience and enhance operating performance through PS4.0™ omnichannel digital-first platform
Structure and Consideration	▪ **100% stock acquisition** of NSA (NYSE: NSA) by Public Storage (NYSE: PSA) ▪ **0.14 PSA shares** issued per NSA share implying a price of $41.68 ▪ Pro forma ownership: **~92% PSA / ~8% NSA** ▪ **~$10.5B** transaction value, including debt ▪ Newly formed High Cash Flow Assets JV creates a **win-win** for OP unit holders and PSA
Financial Summary	▪ **FFO/share: Neutral in 2026 → $0.10 - $0.20 in 2027 → $0.35 - $0.50 at stabilization in 2028 – 2029** ✓ Revenue growth via brand strength and revenue management ✓ Margin expansion through PS Next™ ✓ Overhead efficiencies ✓ External growth potential via higher retained cash flow
Credit	▪ **Minimal leverage impact** expected ▪ Increased enterprise size, liquidity, and diversification to benefit stakeholders
Expected Closing	▪ **Q3 2026**, subject to NSA equity holder approval and customary closing conditions

Public Storage NSA STORAGE

Source: Company filings

2

Strategic Rationale – A Win-Win for all stakeholders

Category Leading Scale & Brand	• Further advances leading owned + operated self-storage platform • Unifies multiple brands under the **#1 recognized name** in storage • Expands industry's deepest datasets
Complementary Markets & Assets	• Wholly-owned portfolio (46% of NSA assets) deepens exposure to Sunbelt and core markets • Immediate integration into **best-in-class PS Next™ operating platform** • Majority **Gen 1 single-story** properties = strong access and efficiency
Creative Joint Venture Structure	• New JV formed with **313 wholly-owned NSA properties** at closing • OP unit holders own **80%** of new High Cash Flow Assets JV; PSA owns **20%** • Balances yield for NSA holders with PSA's long-term growth focus in core markets
Synergy & Margin Upside	• **$110–130M** in identified, actionable synergies • **~900bps** margin differential between overlapping markets presents material upside • **~11–15% revenue lift** via PS Next™ platform
Exceptional Balance Sheet	• Increased enterprise scale, diversification and liquidity • **Best-in-class credit profile** maintained • Enhanced free cash flow supports continued external growth
Accelerated Growth & Profitability	• **FFO/share Impact: Neutral in '26 → $0.35 - $0.50 (2% - 3%) per share run-rate in Year 3+** • Expanded platform for acquisitions, development, lending, 3rd party management and tenant reinsurance

Source: Company filings

3

4 Creating a Leading Owned Storage Platform Source: Company filings 1. Includes wholly - owned, unconsolidated joint ventures and managed stores. 2. Same - store performance based on the trailing twelve months ended December 31, 2025. 3. Weighted average based on same - store net rentable square feet. 4. Pro forma same - store margin excluding synergies is calculated based on combined total same - store NOI for the twelve months ended December 31, 2025. $77.1 $10.5 $66.6 Enterprise Value (billions) 4,596 / 328 1,063 / 69 3,533 / 258 Number of Stores 1 / NRSF (millions) 42 38 40 Number of States (including Puerto Rico) Composition of Stores (Store Count) 3,336 / 225 771 / 49 2,565 / 175 Same - Store Property Count / NRSF (millions) 90.3% 3 84.3% 2 92.0% 2 Same - Store Average Occupancy $21.04 3 $15.71 2 $22.54 2 Same - Store Rent per Occupied Square Feet 77% 4 69% 2 78% 2 Same - Store Net Operating Income Margin JV Structures Third Party Management Development and Expansion Platform Lending Program + = Pro Forma Combination 88% 12% Wholly - Owned Consolidated Joint Ventures 3 rd Party Managed 75% 25% 78% 12% 10%

5 Growing Sunbelt & Core Markets to Deepen Physical & Digital Presence Property Presence Public Storage only National Storage Affiliates only Public Storage and National Storage Affiliates overlap Increase Combined Company Public Storage +30% 4,596 3,533 Total Properties +27% 328 million 258 million Total Square Feet +15% 3,659 3,171 Wholly - Owned Properties 2 +14% 260 million 229 million Wholly - Owned Square Feet 2 Overlapping Coverage and New Markets Across 42 States 1 Added Size in an Industry with Benefits of Coverage and Scale Source: Company filings 1. Includes Puerto Rico. Reflects consolidated portfolio overlapping coverage (i.e. Wholly - Owned + Joint Venture). 2. Wholly - Owned reflects the 488 properties acquired not under a Joint Venture structure. Wholly - Owned Portfolio (Pro Forma NOI) Change Combined Company Public Storage Regions +1.0% 38.0% 37.0% Sunbelt (0.6%) 48.9% 49.5% Coastal (0.4%) 13.1% 13.5% Midwest

Complementary Pro Forma Portfolio Composition

NSA Operating Portfolio Market Mix

Wholly-Owned Growth Markets
100% Interest - *(~46% NRSF of portfolio)*

- Inland Empire
- Houston
- Phoenix
- Dallas Ft. Worth
- Raleigh
- Portland
- Tampa
- Orlando
- Austin
- NW Florida


MOVE IT
STORAGE
STORAGE

- ✓ Complementary with existing Public Storage portfolio
- ✓ Attractive higher growth Sun Belt exposure
- ✓ Scale efficiencies across markets
- ✓ Potential disposition and asset recycling opportunity over time

New High Cash Flow Assets JV
20% Interest - *(~28% NRSF of portfolio)*

- Puerto Rico
- South Texas
- Atlanta
- Las Vegas
- Albuquerque
- Portland
- Oklahoma City
- New England
- New Orleans
- Wichita


SecurCare
Self Storage
OFFICE

- ✓ Provides higher yield and higher leverage exposure for participating NSA OP unit holders
- ✓ Brand, scale and 3rd party management & tenant reinsurance fee opportunity

Existing Joint Ventures
25% Interest - *(~26% NRSF of portfolio)*

- Detroit
- Atlanta
- New York
- Cincinnati
- Cleveland
- Philadelphia
- Houston
- Nashville
- Ft. Myers
- Minneapolis


iStorage
iStorage
SELF STORAGE

- ✓ Existing Joint Venture platform provides brand, scale and 3rd party management & tenant reinsurance fee opportunity
- ✓ Incremental potential capital sources over time

Public Storage NSA STORAGE Source: Company filings
6

PS4.0™ Platform Advantages


Public Storage
CubeSmart
Extra Space
National Storage Affiliates
SmartStop
Revenue
Same-Store Revenue Growth[1]
(2023-2025 Average)
Strong
Results
1.4%
0.5%
0.3%
-1.6%
Same-Store RevPAF
(2025)
14 / 20
Top-Market[2]
Premium
$21
$20
$19
$19
$13
Expense
Most Optimized Labor Hours[3]
(payroll costs per square foot)
#1
Most
Optimized
$0.74
$0.99
$1.20
$1.26
$1.43
Most Controlled Utility Usage[3]
(utility costs per square foot)
#1
Most
Controlled
$0.28
$0.43
$0.43
$0.51
$0.51
Net Operating Income
Same-Store NOI Growth[1]
(2023-2025 Average)
Efficient
Operator
0.8%
-0.7%
-0.8%
-3.6%
Same-Store Direct NOI Margin
(2025)
20 / 20
Top-Market[2]
Premium
78%
71%
71%
69%
67%
Premium
Self-Storage Operations
+ Corporate efficiency
drives FFO growth &
shareholder returns
Most Efficient G&A[4]
(annual as a percent of 2025 revenue)
#1
Most
Efficient
5.4%
5.5%
5.8%
7.5%
13.6%
Core FFO/share Growth[1]
(2023-2025 Average)
2.2%
0.8%
-0.9%
-7.7%
1-,3-,5-Year Total Shareholder Returns[5]
Public Storage
Extra Space
CubeSmart
National Storage Affiliates
4.9%
2.4%
0.0%
-7.8%
16.3%
2.1%
-4.3%
-8.3%
51.8%
28.9%
26.1%
-0.4%
1-Year
3-Year
5-Year

Public Storage | NSA STORAGE

Source: Company filings

1. For comparability purposes, measured versus reported two-year prior pools for peers from 2023 - 2025. Reflects quarterly averages. SmartStop excluded based on limitation of history as a public REIT.
2. Top-Markets defined as the aggregation of "top" peer-reported MSAs that overlap with Public Storage MSAs.
3. For the 2025 same-store pools based on the trailing twelve months ended December 31, 2025.
4. Reflects general & administrative costs and indirect property costs for Public Storage only.
5. Total shareholder returns (cumulative) measured over the past 1-, 3-, and 5-years as of March 13, 2026. SmartStop excluded based on limitation of history as a public REIT.

7

Substantial Synergies and Per Share Growth Potential



Industry-leading revenue generation, operating expense efficiency, and PS Next™ platform
Enhanced tenant reinsurance profitability
Corporate Consolidation combined with industry-leading G&A Efficiency
+$60 - $65M
+$10 - $15M
+$15 - $20M
+$25 - $30M
$110 - $130M Total Public Storage Synergies
Scale and Growth:
• Brand recognition, customer conversion and cost
Operational:
• Future PS Next™ operating initiatives
• Increased market knowledge and expertise
Capital Allocation:
• Increased acquisition, development and lending opportunities
• Improved scale and liquidity benefits to shareholders
Revenue
Expenses
Tenant Reinsurance
G&A
Year 3+ Run-Rate Synergies
Additional Opportunities

	2026	2027	2028 - 2029
FFO Accretion per Synergy Phasing	Breakeven	$0.10 - $0.20 Per Share *(0.5% - 1%)*	$0.35 - $0.50 Per Share *(2% - 3%)*

Public Storage | NSA STORAGE

Source: Company filings

8

Strong Track Record of Value Creation

Case Study: Margin Expansion on Recent Large Acquisitons[1]

Simply Self Storage



+960 bps
73.1%
63.5%
Pre-Acquisition
Two-Year Operated

2023: $2.2B Portfolio in 20 States

All Storage



+1,730 bps
68.2%
50.9%
Pre-Acquisition
Two-Year Operated

2021: $1.5B Portfolio in Dallas, TX

eZ Storage



+920 bps
81.8%
72.6%
Pre-Acquisition
Two-Year Operated

2021: $1.8B Portfolio in DC & Baltimore

NSA Margin Expansion Opportunity under Single Brand on PS4.0™ Omnichannel Digital-First Platform

Direct NOI Margin Comparison[2]



+880 bps
78.2%
69.4%
National Storage Affiliates
Public Storage

Key Areas that Drive Upside

- ✓ Public Storage margin advantage in like-for-like markets of ~900bps[3], of which 60% is assumed to be captured in synergy estimates
- ✓ Premium brand recognition, longest standing data-sets in industry and deep-seated knowledge of pricing and customer behavior
- ✓ Operational efficiency with specialization of on-site property management roles, vendor management and centralization
- ✓ ~$300 million of rebranding and technology capital expenditures

Public Storage | NSA STORAGE

Source: Company filings
1. Two-Year Operated NOI margin reflects the achieved margin under two years of Public Storage ownership as compared to the trailing twelve months ended under seller management pre-acquisition.
2. Based on the trailing twelve months ended December 31, 2025.
3. Equal-weighted calculation based on MSA groupings that closely match in top-markets based on the trailing twelve months ended December 31, 2025.

9

New Joint Venture Structure Creates Pro Forma Portfolio

- $110 – $130 million in synergies, at share, after 3+ years of stabilizing acquired properties
- Existing NSA portfolio will be segmented into three components: Wholly-Owned, a new Joint Venture and Existing Joint Ventures
- The balance of synergies comes from G&A $25 – $30 million

Reconciliation Table[1]	National Storage Affiliates		Pro Forma			Consolidated Pro Forma Ownership
($ millions, unless otherwise stated and based on trailing twelve months ended 12/31/25)	Consolidated	Existing JVs[2]	Wholly-Owned Higher Growth Markets	New High Cash Flow Assets JV[2]	Existing JVs[2]	
Ownership Percentage	100%	25%	100%	20%	25%	
Property Count	801	262	488	313	262	1,063
Net Rentable sqft *(millions)*	51.1	18.2	31.5	19.6	18.2	69.3
Rental Revenue	$ 679	$ 62	$ 419	$ 52	$ 62	$ 533
NOI	$ 461	$ 41	$ 283	$ 36	$ 41	$ 360
PSA Share of Synergies[3]	-	-	$ 76 – $90	$ 9 – $10	-	$110 – $130
Debt & Preferred Equity *($ billions)*	$ 3.8	$ 0.3	$ 2.4	$ 0.6	$ 0.3	$ 3.3

Public Storage | NSA STORAGE

Source: Company filings, company-provided diligence materials
1. Due to intra period dispositions and recharacterizations of pools, values may not match recorded FY2025 National Storage Affiliates results.
2. For reconciliation purposes, table shows 20% share of New High Cash Flow Assets JV and 25% share of Existing JVs.
3. Based on full stabilization, at-share, with total synergies of $110-130 million, including $25-30 million of G&A synergies.

10

Source & Uses

National Storage Affiliates Capitalization

Equity $5.7B
Preferred Equity $0.4B
Debt[1] $3.7B
Integration Costs $0.6B

~$10.5B

Transaction Funding[2]

Equity Consideration $4.8B
New High Cash Flow Assets JV Equity *(NSA OP 80% share)* $0.8B
Preferred Equity Assumption $0.4B
Secured Debt Assumption $0.5B
New Debt Financing $1.8B
New High Cash Flow Assets JV Debt $2.2B

~$10.5B

Key Considerations

- Issuance of common shares and OP units to purchase NSA equity and OP units
- New unconsolidated High Cash Flow JV owned by existing NSA OP unitholders (80%) and PSA (20%)
- Assumption of ~$370M in preferreds, ~$200M existing mortgages and ~$300M existing JV debt at share
- Issuance of unsecured debt utilizing sector-leading cost of capital
- Secured debt on new joint venture

Source: Company filings
1. Includes National Storage Affiliates' JV share of debt to be assumed by Public Storage.
2. Pro forma capitalization post-bridge financing.

Public Storage NSA STORAGE 11

12 Strategic and Accretive Combination x Combines two of the leading self - storage operators x Strategic accretion accelerates financial performance and external growth x Strengthens portfolio and balance sheet while expanding industry - leading platforms x PS4.0 powers it all: • Aligned, motivated and experienced leadership • Customer - first PS Next operating platform • Value Creation Engine • “Own It” Culture aligned with all stakeholders Source: Company filings

13 Important Information Cautionary Statement Regarding Forward - Looking Statements This communication contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended (the “Securities Act”), and in Section 21 E of the Securities Exchange Act of 1934 , as amended, which are based on current expectations, estimates and projections about the industry and markets in which National Storage Affiliates Trust (“NSA”) and Public Storage operate, as well as beliefs and assumptions of NSA and Public Storage . Words such as “anticipate,” “become,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “target,” “seek,” “shall,” “should,” “will,” or “would,” including variations of such words and similar expressions, are intended to identify forward - looking statements . All statements that address operating performance, events or developments that NSA or Public Storage expects or anticipates will occur in the future are forward - looking statements, including statements relating to any possible transaction between NSA and Public Storage, rent and occupancy growth, acquisition and development activity, acquisition and disposition activity, general conditions in the geographic areas where NSA and Public Storage operate, NSA’s and Public Storage’s respective debt, capital structure and financial position and NSA’s and Public Storage’s respective ability to form new ventures . Such forward - looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and may cause the actual results to differ materially from future results expressed or implied by such forward - looking statements . Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to : ( i ) the parties’ ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to NSA’s ability to obtain the required shareholder and unitholder approval, and the parties’ ability to satisfy the other conditions to consummating the proposed transaction ; (ii) the inability to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction ; (iii) the risk that NSA’s business will not be integrated successfully with Public Storage’s or that such integration may be more difficult, time - consuming or costly than expected ; (iv) significant transaction costs and/or unknown or inestimable liabilities ; (v) potential litigation relating to the proposed transaction that could be instituted against NSA or its trustees, managers or officers, including resulting expense or delay and the effects of any outcomes related thereto ; (vi) the risk that disruptions from the proposed transaction, including diverting the attention of NSA and Public Storage management from ongoing business operations, will harm NSA’s and Public Storage’s businesses during the pendency of the proposed transaction or otherwise ; (vii) certain restrictions during the pendency of the business combination that may impact NSA’s and Public Storage’s ability to pursue certain business opportunities or strategic transactions ; (viii) the possibility that the business combination may be more expensive to complete than anticipated, including as a result of unexpected factors or events ; (ix) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring NSA to pay a termination fee ; (x) the effect of the announcement of the proposed transaction on the ability of NSA and Public Storage to operate their respective businesses and retain and hire key personnel, and to maintain favorable business relationships ; (xi) risks related to the market value of Public Storage common stock to be issued in the proposed transaction ; (xii) other risks related to the completion of the proposed transaction and actions related thereto ; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the business combination or otherwise that could affect NSA’s or Public Storage’s financial performance ; (xiv) other risks related to the completion of the proposed transaction and actions related thereto ; (xv) legislative, regulatory and economic developments ; (xvi) unpredictability and severity of local, regional, national and international economic, political and catastrophic climates, conditions and events, including but not limited to acts of terrorism, outbreaks of war or hostilities or pandemics, as well as management’s response to any of the aforementioned factors ; (xvii) changes in global financial markets, interest rates and foreign currency exchange rates ; (xviii) increased or unanticipated competition affecting NSA’s or Public Storage’s properties ; (xix) risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change ; (xx) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates ; (xxi) risks related to NSA’s and Public Storage’s investments in ventures, including NSA’s and Public Storage’s respective abilities to establish new ventures ; (xxii) environmental uncertainties, including risks of natural disasters ; (xxiii) those risks and uncertainties set forth in NSA’s and Public Storage’s Annual Reports on Form 10 - K for the year ended December 31 , 2025 under the headings “Forward - Looking Statements” and “Cautionary Statement Regarding Forward - Looking Statements,” respectively, and “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by NSA or Public Storage, as the case may be, with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www . sec . gov ; and (xiv) those risks that will be described in the Registration Statement and Proxy Statement/Prospectus that will be filed with the SEC in connection with the proposed transaction and available from the sources indicated below . There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period . These factors should not be construed as exhaustive and should be read in conjunction with the other forward - looking statements . Forward - looking statements relate only to events as of the date on which the statements are made . Neither NSA nor Public Storage undertakes any obligation to publicly update or review any forward - looking statement except as required by law, whether as a result of new information, future developments or otherwise . If one or more of these or other risks or uncertainties materialize, or if NSA’s and Public Storage’s underlying assumptions prove to be incorrect, NSA’s, Public Storage’s and the combined company’s actual results may vary materially from what NSA or Public Storage may have expressed or implied by these forward - looking statements . NSA and Public Storage caution not to place undue reliance on any of NSA’s or Public Storage’s forward - looking statements . Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect NSA or Public Storage . No Offer of Solicitation This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or t he solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or appro val , nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or quali fic ation under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectu s m eeting the requirements of Section 10 of the Securities Act. Important Additional Information and Where to Find It n connection with the proposed transaction between NSA and Public Storage, Public Storage intends to file with the SEC a regi str ation statement on Form S - 4 (the “Registration Statement”) that will include a proxy statement of NSA that also constitutes a pr ospectus of Public Storage (the “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to NSA’s shareholders seeking their app rov al of the proposed transaction and other related matters. Each of NSA and Public Storage may also file other relevant documen ts with the SEC regarding the proposed transaction. This communication is not a substitute for the Registration Statement, Proxy Statement/Prospectus or an y o ther document that NSA or Public Storage (as applicable) may file with the SEC in connection with the proposed transaction. B EFO RE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF NSA AND PUBLIC STORAGE ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRE TY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE W ITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statem ent /Prospectus (when they become available) and other documents filed with the SEC by NSA and/or Public Storage, which contain i mpo rtant information, through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the do cum ents filed by NSA with the SEC on NSA’s website at https://ir.nsastorage.com/sec - filings/all - sec - filings or by contacting NSA In vestor Relations at ghoglund@nsareit.net. Security holders will also be able to obtain free copies of the documents filed by Public Storage with the SEC on Public Storage’s website at https://investors.publicstorage.com/financial - reports/sec - filings or by contacting Public St orage Investor Relations at investorrelations@publicstorage.com.

Important Information

Participants in the Solicitation

NSA, Public Storage, their respective trustees and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from NSA's shareholders in respect of the proposed transaction. Information about the trustees and executive officers of NSA, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in NSA's proxy statement for its 2025 Annual Meeting of Shareholders under the headings "Our Board," "How We Are Paid," "Compensation Discussion and Analysis," "Summary Compensation and Other Tables," "Severance and Change in Control Arrangements," "Certain Relationships and Related Transactions" and "Shareholder Ownership Information," which was filed with the SEC on March 28, 2025, and in NSA's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026. To the extent holdings of NSA's securities by its trustees or executive officers have changed since the amounts set forth in NSA's definitive proxy statement for its 2025 Annual Meeting of Shareholders, such changes have been or will be reflected on an Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4 or Annual Statement of Changes in Beneficial Ownership on Form 5, in each case filed with the SEC, and available on the SEC's website at www.sec.gov. Information about the trustees and executive officers of Public Storage, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Public Storage's proxy statement for its 2025 Annual Meeting of Shareholders under the headings "2024 Trustee Compensation," "Our Named Executive Officers," "Compensation Discussion and Analysis," "Executive Compensation Tables," "Potential Payments Upon Termination or Change in Control," "Outstanding Equity Awards at 2024 Fiscal Year End," "Related Person Transactions" and "Share Ownership of Trustees and Management," which was filed with the SEC on March 28, 2025, in Public Storage's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 12, 2026, in Public Storage's Form 8-K filed with the SEC on July 30, 2025, and in Public Storage's Form 8-K filed with the SEC on February 12, 2026. To the extent holdings of Public Storage's securities by its trustees or executive officers have changed since the amounts set forth in Public Storage's definitive proxy statement for its 2025 Annual Meeting of Shareholders, such changes have been or will be reflected on an Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5, in each case filed with the SEC and available on the SEC's website at www.sec.gov. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available before making any voting or investment decisions. You may obtain free copies of these documents from NSA or Public Storage using the sources indicated above..

Non-GAAP Measures

This presentation contains non-GAAP measures, including FFO, NOI, and EBITDA. Non-GAAP measures should not be considered as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not an alternative to, or more meaningful than, cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity. Non-GAAP measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as presentational financial results to those presented in accordance with GAAP. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. Please refer to Public Storage's and National Storage Affiliates' SEC periodic reports and the reconciliations attached to this presentation for definitions of these non-GAAP measures and reconciliations to the nearest GAAP measures.

Public Storage NSA STORAGE
14